UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 23, 2006
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                             Tompkins Trustco, Inc.
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               (Exact Name of Registrant as specified in Charter)


            New York                    1-12709                16-1482357
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  (State or other jurisdiction        (Commission            (IRS Employer
        of incorporation)             File Number)         Identification No.)


The Commons, PO Box 460, Ithaca, New York                        14851
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             (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code     (607) 273-3210
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17CFR 240.13e-4(c))
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Item 1.01    Entry into a material definitive agreement

Compensation of Named Executive Officers and Directors:

         Compensation of Named Executive Officers. On January 23, 2006, the Executive/Compensation/Personnel Committee (the "Compensation Committee") of Tompkins Trustco, Inc. (the "Company") completed its annual performance and compensation review of the Company's executive officers and approved and recommended to the Board of Directors, compensation for performance during fiscal 2005 and salary levels effective January 2006. Attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein, is a description of the compensation arrangements that were approved by the Compensation Committee for the Company's Named Executive Officers (which officers were determined by reference to the Company's proxy statement dated April 8, 2005). These compensation arrangements were approved by a majority of Independent Directors at the January 24, 2006, meeting of the Company's Board of Directors.

         Compensation of Directors. On January 24, 2006, the Company's Board of Directors approved the fees payable to the Company's non-employee directors for fiscal 2006. Attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, is a description of the fees payable to the Company's non-employee directors during fiscal 2006. The Board of Directors also approved the payment of $10,000 to Director William W. Griswold in consideration for his leadership on the Compensation Committee's management succession project completed in fiscal 2005. This fee will be paid as deferred compensation pursuant to the Company's Stock Retainer Plan for Eligible Directors of Tompkins Trustco, Inc. and Participating Subsidiaries.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Director: On January 24, 2006, Director William W. Griswold informed the Board of Directors that he does not intend to stand for re-election to the Board due to personal plans to relocate in 2006. Mr. Griswold's term expires as of the 2006 annual meeting of shareholders.

Election of Director: At the regular meeting of the Board of Directors on January 24, 2006, the Board of Directors approved the election of Russell K. Achzet to the Company's Board of Directors. Russell K. Achzet was the founder and the majority shareholder of AM&M Financial Services, Inc., which the Company acquired, by merger, in January 2006, and is a wholly-owned subsidiary of the Company. Under the terms of the merger agreement, the Company acquired all of the outstanding shares of AM&M capital stock, including those shares held by Mr. Achzet, for $2,275,000 paid in cash and 53,976 shares of Company common stock. The merger transaction was structured with a portion of the purchase price payable at closing, and with additional contingent amounts ranging from $0 to $8.5 million, payable depending on the operating results of AM&M, during the four years after closing. For his ownership interest in AM&M, Mr. Achzet received $1,687,400 paid in cash and 33,119 shares of Company common stock. He is also eligible to receive contingent payments of between $0 and $5.2 million, payable in equal amounts of cash and Company common stock, depending on the earnings performance of AM&M over the next four years.

In connection with the sale of AM&M to the Company, Mr. Achzet entered into a consulting agreement with AM&M Financial Services, Inc., which will expire on January 1, 2010. Under the terms of the consulting agreement, Mr. Achzet will provide certain management consulting and business referral services for AM&M. In consideration for his services, Mr. Achzet will be paid a monthly fee, on a declining basis. Mr. Achzet will be paid $9,093 per month in 2006, $6,360 per month in 2007, $3,363 per month in 2008 and $3,484 per month in 2009.

Item 9.01   Financial Statements and Exhibits

Exhibits
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Exhibit No. Description of Exhibit

10.1 Summary of Compensation Arrangements for Named Executive Officers and Directors
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              TOMPKINS TRUSTCO, INC.


Date:  January 27, 2006                       By: /s/ JAMES J. BYRNES
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                                                  James J. Byrnes
                                                  Chairman and CEO